UNITED STATES
                        SECURITY AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant To Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant ss.240.14a-12

                         Samaritan Pharmaceuticals, Inc.
                  (Name of Registrant as Specified in Charter)
     Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):
[x]   No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:






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August 31, 2007

Dear Stockholders:

It is my pleasure to invite you to Samaritan Pharmaceuticals 2007 Annual Meeting of Stockholders. We will hold the meeting on Tuesday, October 23, 2007, at 10 a.m. local time at the offices of Samaritan Therapeutics, 1000 de la Gauchetiere West, Suite 2400, Montreal, Quebec, Canada H3B 4W5. During the annual meeting, we will discuss each item of business described in the enclosed Notice of Annual Meeting and Proxy Statement and afterwards take a tour of Samaritan Laboratories new home at McGill University. Please notify us if you plan on touring Samaritan Laboratories as we need to get security clearance ahead of time for entrance to the McGill University Research Institute.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Samaritan in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or on the Internet, as described in the instructions you receive; complete, sign and date the proxy card and return it in the prepaid envelope; or vote in person at the meeting.


                                           Sincerely,



                                           Dr. Janet Greeson
                                           Chairman of the Board,
                                           Chief Executive Officer and President





















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                         SAMARITAN PHARMACEUTICALS, INC.
                     101 CONVENTION CENTER DRIVE, SUITE 310
                             LAS VEGAS, NEVADA 89109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 23, 2007

         The 2007 annual meeting (the "Annual Meeting") of the stockholders (the "Stockholders") of Samaritan Pharmaceuticals Inc., a Nevada corporation (the "Company"), will be held on Tuesday, October 23, 2007 at 10:00 a.m. Eastern Standard Time at the offices of Samaritan Therapeutics, 1000 de la Gauchetiere West, Suite 2400, Montreal, Quebec, Canada H3B 4W5, for the following purposes:

         1. To elect four (4) directors to serve on the Company's Board of Directors (the "Board") until their successors are elected and duly qualified;

         2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 41,666,667 shares to 250,000,000;

         3. To consider, approve and ratify the appointment of SHERB & CO., LLP as our independent auditors for the fiscal year ending December 31, 2007;

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board has fixed the close of business on August 29, 2007 as the Record Date for the determination of stockholders entitled to notice of, and to vote at this Annual Meeting and at any continuation, postponement or adjournment thereof.

                                              By Order of the Board of Directors

                                                          /s/ Dr. Janet Greeson,
                                                          ----------------------
                                                              Dr. Janet Greeson.
                    Chairman of the Board, Chief Executive Officer and President

Las Vegas, Nevada
August 31, 2007

--------------------------------------------------------------------------------
PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BANK, BROKER OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD ON RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BANK, BROKER OR OTHER NOMINEE.
--------------------------------------------------------------------------------

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                         SAMARITAN PHARMACEUTICALS INC.
                     101 CONVENTION CENTER DRIVE, SUITE 310
                             LAS VEGAS, NEVADA 89109


                                 PROXY STATEMENT

TABLE OF CONTENTS

                                                                            Page

Information Concerning Voting And Solicitation...............................5-7
Proposal No. 1.  Election of Directors.............. .......................8-11
Proposal No. 2.  Amendment Of The Articles Of Incorporation
To Increase The Number Of Authorized Shares Of Common Stock................12-13
Proposal No. 3.  Ratification of Selection of Independent
Registered Public Accountants..............................................13-16
Executive Officers and Key Employees..........................................17
Compensation Discussion and
Analysis...................................................................18-26
Security Ownership of Certain Beneficial Owners and Management ...............27
Transactions with Related Parties..........................................27-28
General.......................................................................28
Communications with the Board of Directors....................................28
Where You Can Find More Information...........................................28






















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                         SAMARITAN PHARMACEUTICALS, INC.
                     101 CONVENTION CENTER DRIVE, SUITE 310
                             LAS VEGAS, NEVADA 89109

                                 PROXY STATEMENT

The Board of Directors of Samaritan Pharmaceuticals, Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on October 23, 2007, beginning at 10:00 a.m., local time, which will be held at the offices of Samaritan Therapeutics, Inc., 1000 de la Gauchetiere West, Suite 2400, Montreal, Quebec H3B 4W5, and any postponements or adjournments of the meeting. We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the "Notice") and to make this proxy statement available to our stockholders of record entitled to vote at the Annual Meeting on or about September 5, 2007.

                    PROXY SOLICITATION AND VOTING INFORMATION

What is the purpose of the Annual Meeting?

At the Company's Annual Meeting, stockholders will act upon the matters outlined on the Notice of Meeting on the cover page of this Proxy Statement which relates to the election of four (4) directors to serve on the Company's Board, the Amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock to 250,000,000, and ratification of the appointment of Sherb & Co., LLP as the Company's independent auditors for the fiscal year ending December 31, 2007.

What is a Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials, including this Proxy Statement, the proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2006 ("fiscal 2006"), to our stockholders by providing access to such documents on the Internet. You will not receive printed copies of the proxy materials unless you request them. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 9:00 a.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Who is entitled to vote?

Stockholders of record at the close of business on August 29, 2007 (the "Record Date"), may vote at the Annual Meeting. Each share of the Company's Common Stock, $.001 par value ("Common Stock") is entitled to one vote on each voting matter.

What constitutes a quorum at the meeting?

A majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, will constitute a quorum for transacting business. On the Record Date, the outstanding shares of Common Stock were 27,711,255.

If I am a stockholder of record of the Company's shares, how do I vote?

If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, over the telephone or by mail. The procedures for voting by proxy are as follows:

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  o To vote by proxy on the Internet, go to
www.shareholdervote.info to complete an electronic proxy card.

  o To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided.

If you vote by proxy on the Internet, your vote must be received by 11:59 p.m. Eastern Time on October 21, 2007 to be counted.

The Company is providing Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What if my shares are not registered directly in my name but are held in street name?

If at the close of business on August 29, 2007 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

If I hold shares in street name, how do I vote?

If you are a beneficial owner of shares held in street name and you received a printed copy of these proxy materials by mail, you should have received a proxy card and voting instructions with these materials from the organization that is the record owner of your shares rather than from the Company. You may complete and mail that proxy card or you may vote by telephone or over the Internet as instructed by that organization in the proxy card.

If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should follow the instructions included in the Notice to view the proxy materials and transmit your voting instructions. For a beneficial owner to vote in person at the annual meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

What are broker non-votes?

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and ratification of the appointment of the Company's independent registered public accounting firm, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to the Company, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a "broker non-vote" and will affect the outcome of the voting. You are encouraged to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the annual meeting.

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What vote is required to approve matters at the Annual Meeting?

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the meeting. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to withhold authority for any nominee or the entire slate will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.

In order to be approved, the proposal to increase the number of authorized common shares, as well as any other matter that may be voted on at the meeting, would require the affirmative vote of a majority of the shares of outstanding Common Stock. As noted above, management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors, an increase in the number of authorized common shares and the ratification of selection of independent registered public accountants.

How are votes counted?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not inform the nominee by October 8, 2007 how to vote your shares (so-called "Broker Non-Votes"), the nominee may vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker Non-Votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

How can I revoke my proxy?

After you return a proxy, you may revoke it at any time before its use by following the instructions provided in the Notice, or by (1) delivering a written notice of revocation to Kristi Eads our Company's Corporate Secretary,
(2) submitting a properly executed, subsequently-dated proxy or (3) voting in person at the annual meeting. We will honor the proxy card with the latest date.

Who pays for the costs of soliciting proxies?

The Company will be responsible for all costs of soliciting proxies, including charges made by brokers and others holding Common Stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, all without extra compensation.

Stockholder proposals to be presented at next annual meeting.

In order for stockholder business to be included in the Company's proxy statement for a meeting or properly brought before that meeting by a stockholder, the stockholder must have given timely notice in writing to our Corporate Secretary. A stockholder proposal for the 2008 annual meeting must be received at the Company's principal executive offices at 101 Convention Center Drive, Suite 310, Las Vegas, NV 89109 not later than February 28, 2008 to be considered timely. Inclusion of stockholder proposals in the Company's proxy statement for a meeting also requires satisfaction of certain conditions established by the U.S. Securities and Exchange Commission ("SEC").

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

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

The Company's Bylaws provide that our Board of Directors ("Board") shall consist of eight (8) directors that shall be divided into three (3) classes. A single class of directors shall be elected each year at the annual meeting, and each director shall be elected to serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified, subject to any transition periods.

Four (4) directors in total are to be elected at the Annual Meeting. Three (3) directors shall be elected to Class I and shall be elected to serve until the 2010 annual meeting. One (1) director is replacing a resigned director and shall be elected for one year and then will come again before a vote as a Class III director during the 2008 Annual Meeting. Each director elected shall serve until his successor is elected and duly qualified. The Board has nominated three (3) members to Class I and one (1) member into Class III, and in the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy. Our Board has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

Nominees as Class I Directors -- Terms Expire 2010

Dr. Janet R. Greeson. Dr. Greeson has worked with Samaritan since 1996 and has served as the Company's CEO, President and Chairman of the Board since October 30, 2000 and has led the bold initiative that transformed Samaritan from a "one drug" Company to an innovative "Pipeline" Biopharmaceutical Company. Dr. Greeson is a successful healthcare professional with over two (2) decades of corporate experience focused on emerging growth situations, leadership development, and mergers and acquisitions. As CEO she has demonstrated a relentless perseverance and determination to succeed in the face of unrelenting change. She is extremely motivated and equipped to attack problems and seize realistic opportunities, with capability, courage and confidence. Dr. Greeson is a co-inventor of eighteen (18) patent applications.

She currently fulfills her altruistic energies with the Samaritan Innovative Science Foundation. Dr. Greeson holds a BA, from Florida Technological University in 1978; an MA from Rollins College in 1979; and a Ph.D. from Columbia Pacific University in 1987.

Mr. Welter "Budd" Holden. Mr. Holden is a co-founder, has served as a director since 1997, is the Chairman of the Nominating and Corporate Governance Committee, and serves on the Compensation Committee. Mr. Holden has assisted the Company in recruiting and networking patients for clinical trials. He is a well-known designer who has consulted with the rich and famous throughout his whole life. He is a renowned networker and has presented Samaritan to many of his past clients and venture capital groups, including principals of pharmaceutical companies. He is the Chairman of our Business Advisory Board and acts as liaison to the Samaritan Innovative Science Foundation. He received his B.A. in architectural and interior design from the Pratt Institute in New York, New York.

Dr. Erasto R. C. Saldi. Dr. Saldi has served as a director of the Company since 2003. Currently, Dr. Saldi serves as the Company's Chief Medical Officer and Clinical Study Director, overseeing the clinical site's Principal Investigators that run the Company's FDA clinical trials. From 1999 to 2004, Dr. Saldi was the

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Medical Director of Fremont Medical Clinic, Desert Lane Care Center, and
Cheyenne Care Center, where he improved physician compliance and formulated patient care protocols. From 1996 to 1997, he was Chief Resident, Internal Medicine and from 1997 to 1998 he served as Assistant Clinical Professor, Internal Medicine at the University of Nevada School of Medicine, Las Vegas, Nevada. Dr. Saldi, as an Internist, has extensive experience as a Principal Investigator and manager of clinical research trials.

Nominees as Class III Directors -- Terms Expire 2008

Dr. Julio L. Garcia. Dr. Garcia has served as a director of the Company since 2007. Dr. Garcia is Board Certified in Plastic Surgery by the American Board of Plastic Surgeons and the American Board of Facial Plastic and Reconstructive Surgery. He is a Fellow of the American College of Surgeons and also a member of the American Society of Plastic Surgeons, American Academy of Cosmetic Surgery, the American Society of Aesthetic Surgery and the American Society for Laser Medicine and Surgery. For over 19 years, Dr. Garcia has provided aesthetic surgical support to Las Vegas valley residents. He received his Doctor of Medicine from the University of Illinois at Chicago, College of Medicine in 1983 and a Bachelor of Arts, Biology/Art History from the University of Evanston in Illinois in 1979.

Required Vote

Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the nominees named above. The four (4) candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and duly qualified.

Recommendation of the Board

The Board recommends that the Stockholders vote "FOR" the election of the nominees above.

Directors Continuing in Office until the 2008 Annual Meeting

Mr. H. Thomas Winn. Mr. Winn has served as a director since 1999 and is the Chairman of the Audit Committee. He served as Chairman, President and CEO of Nevada Gold & Casinos, Incorporated (AMEX:UWN) ("UWN") from 1999 until June 2007. Under Mr. Winn's leadership, UWN successfully concentrated on acquisition and development of premier gaming and entertainment venture, and is currently involved in nine (9) gaming projects in Colorado, California, New York and Arizona. Since 1983, Mr. Winn has served as president of Aaminex Capital Corporation, a financial consulting and venture capital firm.

Dr. Laurent Lecanu. Dr. Lecanu has served as a director since June 10, 2005. He serves on the Nominating and Corporate Governance and Science and Technology committees of Samaritan. Since July 2007, he is an Assistant Professor at The Research Institute of the McGill University Health Centre; Department of Biochemistry and Molecular Biology and between 2001 and 2007, was Associate Professor at Georgetown University. Dr. Lecanu received his D.Pharm. in pharmaceutical chemistry and his Ph.D. in neuropharmacology from the School of Pharmaceutical and Biological Sciences at University of Paris (V), Paris, France. Dr. Lecanu is also a former Intern of Paris Hospitals, France, where he demonstrated excellence in the management and performance of clinical trials for new medications.

Dr. Julio L. Garcia. Please see Section herein entitled "Proposal No. 1:
Election of Directors" for Dr. Garcia's biography.

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Directors Continuing in Office until the 2009 Annual Meeting

Mr. Eugene J. Boyle. Eugene Boyle has served as Chief Financial Officer, Chief Operations Officer, and a Director of Samaritan Pharmaceuticals since June 16, 2000. Mr. Boyle received a BSE in Computer Engineering and Applied Mathematics from Tulane University, served in the US Navy as a Lt. during the Gulf War and then went on to get his MBA from Babson College and JD from Concord University. Mr. Boyle is a registered patent agent and admitted to practice before the United States Patent and Trademark Office (USPTO) in all matters relating to patents.

Ms. Cynthia C. Thompson. Ms. Thompson has been a director since March 31, 1999. She is the Chairman of the Compensation Committee and serves on the Audit Committee. Ms. Thompson founded Quest Entertainment, Inc., a gaming technology company, in August of 2003 and serves as the Chairman of the Board and is the President/Chief Executive Officer.

The Board of Directors and Committees

The Board held in person meetings, conference calls or unanimous consents thirty
(30) times during the fiscal year ended December 31, 2006, of which twenty-seven
(27) were unanimous actions adopted by the Board. All of our directors attended one hundred percent (100%) of the aggregate of the total number of meetings of the Board. The Company has formed, by determination of the Board, an Audit Committee, with Mr. H. Thomas Winn as Chairman, who is an independent director and a financial expert as used in Item 7(d)(3)(iv) of Schedule 14 A (240.14a-101 of this chapter) under the Exchange Act. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2006. The Compensation Committee, with Independent Director Ms. Cynthia C. Thompson as Chairman, held two (2) meetings during the fiscal year ended December 31, 2006. The Nominating Committee, with Independent Director Mr. Welter "Budd" Holden as Chairman held one (1) meeting during the fiscal year ended December 31, 2006.

The Nominating Committee believes that members of the Board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company's adherence to principles of sound corporate governance. Board nominations must be selected by the Nomination Committee, which is comprised solely of independent directors. Although there are formal procedures for you to nominate persons to serve as directors, the Board will consider recommendations from you, which should be addressed to Samaritan Pharmaceuticals, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109. Our officers are elected by our Board and serve until the earlier of their resignation or removal, or until their successors have been duly elected and qualified.

Committees of the Board of Directors

The Board of Directors has established four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and Scientific and Technology Advisory Committee. Each of these committees has two or more members who serve at the discretion of the Board of Directors. The Audit Committee has a written charter approved by the Board of Directors and can be found under the "Investor Relations" section of our website at www.samaritanpharma.com. The members of the committees are identified in the paragraphs that follow.

Audit Committee. Thomas Winn (Chairman), Cynthia Thompson and Dr. Erasto Saldi currently serve on the Audit Committee. Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit

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Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Compensation Committee. Cynthia Thompson (Chairman), Welter "Budd" Holden, and Dr. Erasto Saldi currently serve on the Compensation Committee. The Compensation Committee administers our executive compensation program. Each member of the Committee is a non-employee and an independent director. The Compensation Committee is responsible for establishing salaries and administering the incentive programs for our Chief Executive Officer and other executive officers. The Compensation Committee has designed the Company's compensation program based on the philosophy that all of our executives are important to our success, with our executive officers setting the direction of our business and having overall responsibility for our results. As with other pharmaceutical companies, we operate in a highly competitive and difficult economic environment. Accordingly, the Compensation Committee has structured the Company's compensation to accomplish several goals: (a) to attract and retain very talented individuals,
(b) to reward creativity in maximizing business opportunities and (c) to enhance stockholder value by achieving our short-term and long-term business objectives.

Nominating and Corporate Governance Committee. Welter "Budd" Holden (Chairman), Dr. Erasto Saldi, and Dr. Laurent Lecanu currently serve on the Nominating Committee. The nominating committee is responsible for overseeing corporate governance matters, reviewing possible candidates for Board membership and recommending nominees for election. The Committee is also responsible for evaluating the function and performance of the Board and overseeing the process for performance evaluation of the Committees of the Board. Additionally, the Committee reviews the Company's management succession plans and executive resources.

Science and Technology Advisory Committee. Dr. Erasto Saldi (Chairman), Dr. Laurent Lecanu, and Dr. Vassilios Papadopoulos currently serve on the Science and Technology Advisory Committee. It advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations, and the acquisition of technologies and products.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of equity securities, to file reports with the Securities and Exchange Commission reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5. Based solely on a review of the copies of such Forms received by us, we believe that, during the fiscal year ended December 31, 2006, all of our officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis.

Standards of Business Conduct and Ethics

The Board has adopted Standards of Business Conduct and Ethics that are applicable to all employees and directors, including our Chief Executive Officer, Chief Financial Officer, other executive officers and senior financial personnel. A copy of our Standards of Business Conduct and Ethics is available on our website at www.samaritanpharma.com. Information on our website is not incorporated by reference. We intend to post any waiver of, or material changes to, these Standards, if any, to our website within four business days of such event.

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             PROPOSAL NO. 2: AMEND THE ARTICLES OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Nevada law permits the Company to issue shares of Common Stock only to the extent such shares have been authorized for issuance under its Articles of Incorporation. Increasing the amount of authorized Common Stock will ensure that sufficient shares will be available to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships, to provide equity incentives to employees, or for such other corporate purposes that our Board determines are in the best interests of the Company and its stockholders.

The Company currently has forty one million six hundred sixty six thousand six hundred sixty seven (41,666,667) authorized shares of Common Stock, of which twenty seven million seven hundred eleven thousand two hundred (27,711,200) common shares issued and outstanding as of August 15, 2007 and five million (5,000,000) authorized shares of preferred stock, of which none are outstanding.

From time to time, the Company is approached to license complementary technology, acquire or merge with Companies with similar technologies. In addition, the Company is occasionally presented larger in-licensing opportunities which require large up front payments which normally correlates with larger sales revenue. Since the Company would benefit with an associated increase in sales and revenue, the Company would like to be in position for such an occurrence. While the Company has no plans or proposals at this time, the Board has determined that it is in the best interest of our stockholders to pursue strategic acquisitions and alliances to acquire critical mass and would like to take advantage of opportunities as they are presented. Given the Company's present financial position, the Company believes it should reserve a sufficient number of authorized shares to keep the Company liquid with reserves of cash to execute its core business activities such as expensive clinical trials. Therefore, the Company believes it must be able to issue shares of our Common Stock in order to accomplish any value added significant strategic merger/acquisition, in-licensing of approved products for sales and revenue or licensing of complementary technology. The Board believes that increasing the number of our authorized shares of Common Stock to 250,000,000 shares will provide a sufficient number of authorized shares of Common Stock for the foreseeable future.

In addition, the Board believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed level in order to have a sufficient number of shares of Common Stock to provide a reserve of shares available for issuance to meet business needs as they may arise in the future. Such business needs may include, without limitation, financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentive to employees, officers or directors, forward stock splits or similar transactions.

Accordingly, our Board is requesting that the stockholders approve an amendment to our Articles of Incorporation, under Section 78.390 of the Nevada General Corporations Code, to increase of the number of authorized shares of Common Stock to 250,000,000 shares. The Board has no present agreement, arrangement or plan to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

Purpose and Effect of the Amendment

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. The Board, however, will have the authority to issue authorized Common Stock without further stockholder approval, except as may be required by applicable law or the rules or regulations of any exchange or market on which our class of Common Stock may trade. To the extent that additional authorized shares are issued in the future, they may decrease your existing percentage equity ownership of the Company.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company such as a hostile takeover without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore a hostile takeover less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

Article Subject to Amendment

If the proposed amendment is approved by the stockholders, the first paragraph of Article FOURTH of the Company's Articles of Incorporation will be amended to read as follows:

         "FOURTH: The corporation is authorized to issue 250,000,000 shares of "Common Stock", $0.001 par value. The Board is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Common Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

Required Vote

The affirmative vote of a majority of the shares of outstanding Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

Recommendation of the Board of Directors

Our Board unanimously recommends that the stockholders vote "FOR" the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock to 250,000,000 shares.

             PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS

General

The Board, upon the recommendation of its Audit Committee, has ratified the selection of SHERB & CO., LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2007, subject to ratification by our stockholders.

Representatives of SHERB & CO., LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

We are asking our stockholders to ratify the selection of SHERB & CO., LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of SHERB & CO., LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by SHERB & CO., LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, and fees billed for other services rendered by SHERB & CO LLP during those periods:


                             2006        2005
                            -------     -------

Audit fee:                  $45,000     $33,000
Audit-related fees:        $ 15,000      $9,000
Tax fees:                       $ -         $ -
All other fees:             $ 4,025     $ 1,385
                           --------    --------
Total:                      $64,025     $43,385

Audit fees consisted principally of audit work performed on the consolidated financial statements and internal control over financial reporting, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits. The Company generally does not engage SHERB & CO., LLP, for other services, other than Edgar services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of categories of services to the Audit Committee for approval.

Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

All Other services are those services not captured in the audit, audit-related or tax categories.

The Company generally does not request such services from the independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves independent public accounting firm services within each category and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one (1) or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee of the Board is composed of three (3) independent directors. The Audit Committee operates under a written charter adopted by the Board and attached as Exhibit A to the proxy statement filed with the SEC on April 3, 2001.

The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board. The members of the Audit Committee consist of independent directors Mr. H. Thomas Winn, Ms. Cynthia C. Thompson and Dr. Erasto Saldi. Each year, the Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent auditors.

Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and SHERB & CO., LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with SHERB & CO., LLP the matters required to be discussed by Statement on Auditing Standards No. 61(Communication with Audit Committees). These matters included a discussion of SHERB & CO., LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

SHERB & CO., LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with SHERB & CO., LLP that firm's independence. The Audit Committee further considered whether the provision by SHERB & CO., LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC. The Audit Committee and the Board have also recommended the selection of SHERB & CO., LLP as the Company's independent auditors for 2007, subject to stockholder ratification.

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

The Audit Committee:

         Mr. H. Thomas Winn (Chairman)
         Ms. Cynthia C. Thompson
         Dr. Erasto Saldi

Required Vote

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to ratify the appointment of SHERB & CO., LLP as our independent auditors for the fiscal year ending December 31, 2007. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

Recommendation of the Board of Directors

The Board unanimously recommends that the Stockholders vote "FOR" the ratification of SHERB & CO., LLP as our independent registered public accounting firm for 2007.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth the name, age and position of our executive officers, directors, key employees and key consultants as of the date hereof:

Name                            Age     Position(s) with Company
--------------------------      ---     ---------------------------------------
Dr. Janet R. Greeson            64      CEO, President and Chairman of the Board
Mr. Eugene J. Boyle             42      CFO, COO and Director
Dr. Thomas Lang                 55      Chief Drug Development Officer
Ms. Kristi C. Eads              37      VP Business Development, Corporate Sec.
Mr. George Weaver               42      Regulatory Affairs Officer
Dr. Vassilios Papadopoulos      46      Chief Scientist and Key Consultant
Dr. Christos Dakas              46      Managing Director, Samaritan Europe
Ms. Dianne Thompson             44      Comptroller

Mr. Eugene J. Boyle. Please see Section herein entitled "Proposal No. 1:
Election of Directors" for Mr.. Boyle's biography.

Dr. Christos Dakas, D.Pharm., Ph.D. Dr. Christos Dakas, joined Samaritan in June 2005 to oversee European operations, including Samaritan Ireland Pharmaceuticals, Limited. Prior to joining Samaritan, Dr. Dakas had a successful career in various executive positions with Gerolymatos, Genesis Pharma, and most recently Arriani Pharmaceuticals. A pharmaceutical chemist by training with a number of published papers, he holds degrees from the University of Toronto, Kings College of University of London, and the University of Wales in Cardiff.

Ms. Kristi C. Eads. Kristi Eads, J.D., Vice President of Business Development, joined Samaritan Pharmaceuticals in 2000, and has functioned as Vice President of Samaritan since January of 2004. Ms. Eads works with Samaritan's business development team to optimize Samaritan's licensing and partnering opportunities by executing business development initiatives and assisting with strategic planning. Ms. Eads obtained her juris doctorate from Concord University and has a bachelor of arts from the University of Oregon.

Dr. Janet R. Greeson. Please see Section herein entitled "Proposal No. 1:
Election of Directors" for Dr. Greeson's biography.

Dr. Thomas Lang. Dr. Lang has served as the Chief Drug Development Officer for Samaritan since 2004. Prior to joining the Company he was the former Vice Chairman and President of Serono Inc., the U.S. Company of Serono, S.A. Dr. Lang holds technical degrees in Chemistry and Pharmacy, an MBA degree, a Ph.D. degree and is a registered pharmacist in the State of New Jersey.

Dr. Vassilios Papadopoulos, D.Pharm., Ph.D. Dr. Papadopoulos served as a director from 2001 through June 2005 and currently serves as the Principal Investigator for Samaritan Research Laboratories at Georgetown University. Dr. Papadopoulos has over twenty (20) years of experience and over one hundred forty
(140) peer review article publications in the Biopharmaceutical field and numerous patents in the field of steroid biosynthesis, Alzheimer's disease and cancer. Dr. Papadopoulos has been appointed as the new Director of the Research Institute of the McGill University Health Centre in Montreal, Canada. Dr. Papadopoulos assumed his new role officially on July 1, 2007.

Dianne Thompson. Ms. Thompson is the Comptroller of Samaritan Pharmaceuticals, and the Senior V.P. of Public Affairs & Development for the Samaritan Innovative Science Foundation. Ms. Thompson received her BS in Business Administration and Economics from Notre Dame De Namur University, Belmont, California, and her MBA from Pepperdine University, Malibu, California. Ms. Thompson founded her own business management consulting company in 1998 and has had a vast array of clients in both the for-profit and nonprofit sectors.

Mr. George Weaver. Mr. Weaver has served as the Regulatory Affairs Officer for Samaritan since 2003. Mr. Weaver majored in chemistry and minored in business economics at UCLA. After working as an environmental toxicology consultant for two (2) years, Mr. Weaver earned a Bachelor's of Science in Environmental Engineering and assumed an appointed position as Chair of Industry Waste Classification and Toxicology Focus Group under the California Department of Toxic Substances Control Regulatory Structure Update.

                      COMPENSATION DISCUSSION AND ANALYSIS

Overview. The Compensation Committee administers our executive compensation program. Each member of the Compensation Committee is a non-employee and an independent director. The Compensation Committee is responsible for establishing salaries, administering the incentive programs, and determining the total compensation for our Chief Executive Officer and other executive officers. The Compensation Committee seeks to achieve the following goals with the Company's executive compensation programs: to attract, motivate and retain key executives and to reward executives for value creation. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive's cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders. The Company's executive compensation program has three principal elements: base salary, cash bonuses and equity incentives under the Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan and Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan.

We conducted an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on a survey of executive compensation, "BioWorld Executive Compensation Report", conducted by an independent third party, Thomson BioWorld.

Compensation Philosophy. The Compensation Committee has designed the Company's compensation program based on the philosophy that all of our executives are important to our success, with our executive officers setting the direction of our business and having overall responsibility for our results. As with other pharmaceutical companies, we operate in a highly competitive and difficult economic environment. Accordingly, the Compensation Committee has structured the Company's compensation to accomplish several goals: (a) to attract and retain very talented individuals, (b) to reward creativity in maximizing business opportunities and (c) to enhance stockholder value by achieving our short-term and long-term business objectives.

Elements of Compensation

Executive compensation consists of the following elements:

Base Salary. The Compensation Committee considers peer data as well as individual performance when approving base salaries for executive officers. The Compensation Committee evaluates individual performance based on the achievement of corporate or divisional operating goals and subjective criteria, as well as the Chief Executive Officer's evaluation of the other executive officers. No specific weight is assigned to any particular factor. Dr. Thomas Lang and Dr. Christos Dakas each have employment agreements negotiated at arm's length with the Compensation Committee, and each such agreement provides for a minimum annual base salary. In setting base salaries, the Board has considered (a) the contributions made by each executive to our Company, (b) compensation paid by peer companies to their executive officers and (c) outside compensation reports. In 2006, all executive officers received salary increases of approximately five percent (5%) reflecting competitive trends, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

Bonuses. The Compensation Committee has the authority to award discretionary bonuses to our executive officers. The incentive bonuses are intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as a) initial signing of an employment agreement; b) upon acceptance of filing of a new drug application by the FDA; c) the FDA approval to move from one phase to the next phase in the FDA application process; d) pharmaceutical sales goals achieved e) completion of an in-licensing contract; f) completion of an out-licensing contract; and g) increases in market capitalization. The Compensation Committee did not award any cash bonuses to the executive officers in 2006.

Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our stock compensation plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees' interests with the interests of stockholders. The Compensation Committee believes that the use of stock and stock-based awards offers the best approach to achieving our compensation goals. We have not adopted stock ownership guidelines and our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our Company. We believe that the annual aggregate value of these awards should be set near competitive median levels for comparable companies. However, due to the early stage of our business, we expect to provide a greater portion of total compensation to our executives through our stock compensation plans than through cash-based compensation. The Compensation Committee makes stock awards to executive officers and this type of award may occur in future years, based on the Compensation Committee's assessment of the Company's needs and objectives, which are as follows.

Stock Options. Our Compensation Committee is the administrator of our stock option plans. Stock option grants are made at the commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other special retention or performance objectives. The Plans are designed to (a) reward executives for achieving long-term financial performance goals over a three (3) year to ten (10) year period, (b) provide retention incentives for executives and (c) tie a significant portion of an executive's total compensation to our long-term performance. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employee and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management, such as Dr. Janet Greeson, our Chief Executive Officer, and Eugene Boyle, Chief Financial Officer. In 2006, certain named executive officers were awarded stock options in the amounts indicated in the sections entitled "Summary Compensation Table" and "Grants of Plan Based Awards". The short and long-term compensation program includes stock options granted under the Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan and the Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan (together, the "Plans") as well as non-qualified stock options. Stock options for our executive officers, key employees and key consultants are part of our incentive program and link the enhancement of shareholder value directly to their total compensation. The Compensation Committee determines the number of stock options granted based upon several factors: (a) level of responsibility,
(b) expected contribution towards our performance and (c) total compensation strategy for mix of base salary, short-term incentives and long-term incentives.

Our Plans authorize us to grant options to purchase shares of Common Stock to our employees, directors and consultants. Stock options granted by us typically have an exercise price equal to the fair market value of our Common Stock on the day of grant, and typically vest twenty-five percent (25%) yearly, and generally expire between three and ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

Stock Appreciation Rights. Our Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan and the Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan authorizes us to grant stock appreciation rights, or SARs. A SAR represents a right to receive the appreciation in value, if any, of our Common Stock over the base value of the SAR. The base value of each SAR equals the value of our Common Stock on the date the SAR is granted. Upon surrender of each SAR, unless we elect to deliver Common Stock, we will pay an amount in cash equal to the value of our Common Stock on the date of delivery over the base price of the SAR. SARs typically vest based upon continued employment on a pro-rata basis over a four-year period, and generally expire ten years after the date of grant. Our Compensation Committee is the administrator of our stock appreciation rights plan. To date, no SARs have been awarded to any of our executive officers.

Restricted Stock Grants. Our Compensation Committee has and may in the future elect to make grants of restricted stock to our executive officers.

Other Compensation. The amounts shown in the Summary Compensation Table under the heading "Other Compensation" represent the value of Company matching contributions to the executive officers' 401(k) accounts and the taxable value of certain life insurance benefits. Executive officers did not receive any other perquisites or other personal benefits or property.

Chief Executive Officer Compensation. The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the executive officers. The Chief Executive Officer's base salary for Fiscal 2006 was $482,434, and as of December 31, 2006, the Chief Executive Officer has accrued compensation of $335,846 which could be converted into restricted shares, at the executive's option. The Chief Executive Officer received other compensation as indicated in the Summary Compensation Table.

The Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Code, which provides that compensation in excess of $1,000,000 paid to the President and CEO or to any of the other four most highly compensated executive officers of a public company will not be deductible for federal income tax purposes unless such compensation satisfies one of the enumerated exceptions set forth in Section 162(m) of the Code. The Compensation Committee has reviewed our compensation plans and programs with regard to the deduction limitation set forth in Section 162(m) of the Code. Based on this review, the Compensation Committee anticipates that the annual bonus, long term incentive plan bonus and gain, if any, recognized by our President and CEO and named executive officers upon the exercise of stock options or SARS meet the requirements for deductibility under Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee of the Board is composed of three (3) independent directors. The Compensation Committee does not have a written charter. The Compensation Committee is responsible for overseeing the Company's compensation process on behalf of the Board. The members of the Compensation Committee consist of independent directors Ms. Cynthia C. Thompson, Chairman, Welter "Budd" Holden, and Dr. Erasto Saldi.

The Compensation Committee has reviewed and discussed this Compensation Discussion & Analysis (CD&A) with management. Based on the review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC and this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

The Compensation Committee:

         Ms. Cynthia C. Thompson (Chairman)
         Mr. Welter "Budd" Holden
         Dr. Erasto Saldi


Summary Compensation Table






                                                                                                    Change
                                                                                                      In
                                                                                                    Pension
                                                                                                     Value
                                                                                                      and
                                                                                                    Nonquali
                                                                                                      fied
                                                                                     Non-Equity     Deferred
                                                                                      Incentive     Compens      Other
                                                        Restricted      Option          Plan          ation     Compen-
                                     Salary   Bonus    Stock Awards   Awards(6)     Compensation    Earnings    sation        Total
Name And Principal Position  Year      $         $          $             $               $             $       $(7),(8)        $
---------------------------  ----  ---------- -------  ------------   ---------     ------------    ----------  --------    --------
Dr. Janet R. Greeson         2006    482,434    -0-        -0-           -0-             -0-           -0-       10,799      493,233
CEO, President and           2005    459,461    -0-        -0-           -0-             -0-           -0-        8,850      468,311
Chairman of the Board (1),
  (2)                        2004    437,582    -0-        -0-           -0-             -0-           -0-       19,559      457,141


Mr. Eugene J. Boyle          2006    321,622    -0-        -0-           -0-             -0-           -0-        9,213      330,835
CFO and COO (1), (3)         2005    306,307    -0-        -0-           -0-             -0-           -0-        6,857      313,164
                             2004    291,721    -0-        -0-           -0-             -0-           -0-        2,698      294,419

Dr. Thomas Lang              2006    324,188    -0-        -0-           -0-             -0-           -0-       15,190      339,378
Chief Drug Development       2005    308,750    -0-        -0-           -0-             -0-           -0-       11,190      319,940
Officer (4)                  2004    173,538    -0-        -0-           -0-             -0-           -0-        3,742      177,280


Dr. Christos Dakas           2006   136,075     -0-        -0-           -0-             -0-           -0-       16,611      152,686
Managing Director -          2005    68,038     -0-        -0-           -0-             -0-           -0-        8,306       76,344
Samaritan Europe(5)

Mr. George Weaver(1)         2006    129,675    -0-        -0-          10,428           -0-           -0-        8,386      148,489
Regulatory Affairs           2005    123,500    -0-        -0-           -0-             -0-           -0-        6,283      129,783
                             2004    120,000    -0-        -0-           -0-             -0-           -0-        2,409      122,409

1) Accrued Compensation: The following executives have accrued compensation as of December 31, 2006, Janet Greeson, $335,846, Eugene Boyle, $170,506, George Weaver, $91,686 and Thomas Lang, $7,234. Each executive has the option to convert their respective accrued compensation into restricted shares. In 2006, George Weaver exercised his option and the Board of Directors approved the conversion of $15,000 into restricted shares. As of December 31, 2006, the restricted shares have not been issued, since the Company was awaiting an additional share application approval from the AMEX. Subsequently, the shares were issued in the 1st Quarter 2007.
2) The Company and Dr. Greeson have entered into an employment agreement, a copy of which is attached as Exhibit 10.9 to the Company's Quarterly Report on Form 10-QSB as filed with the SEC on August 14, 2002. The agreement filed on August 14, 2002 expired as of December 31, 2005.
3) The Company and Mr. Boyle have entered into an employment agreement, a copy of which is attached as Exhibit 10.8 to the Company's Quarterly Report on Form 10-QSB as filed with the SEC on August 14, 2002. The agreement filed on August 14, 2002 expired as of December 31, 2005.
4) On June 1, 2004, the Company entered into an employment agreement with Dr. Thomas Lang for a term of four (4) years. Dr. Lang is entitled to a base salary of $300,000 per year which may be paid in stock pursuant to a formula as set forth in the agreement. Dr. Lang is entitled to receive bonus payments of $50,000 for each Investigational New Drug Applications "granted" by the FDA. Dr. Lang has received a one-time signing bonus of 16,667 options to purchase our Common Stock at $6.00 per share, such options to expire after three (3) years. Dr. Lang was entitled to moving expenses up to $30,000. Dr. Lang shall receive a grant of 200,000 options, one-quarter (1/4) of which shall vest each year. The price of the options shall be $6.48 with a term of ten (10) years. Upon termination of the employment agreement, such 200,000 options (vested and non-vested) shall expire within thirty (30) days thereafter. Dr. Lang shall have the opportunity to participate in all of the Company's qualified defined benefit and defined contribution retirement plans (subject to eligibility requirements in such plans), three (3) weeks paid vacation (and paid holidays observed by the Company).
5) On June 29, 2005 the Company entered into an employment arrangement with Christos Dakas to serve as the European Business Development and Managing Director of Samaritan Pharmaceuticals S.A. in Greece, once such entity is established ("Samaritan Pharmaceuticals Europe"). Dr. Dakas shall receive a base salary of (Euro) 105,280 per year, a car allowance equal to (Euro) 12,852 per year and a performance based bonus to be awarded annually at the discretion of the CEO of the Company. Dr. Dakas also is entitled to receive 16,667 Company stock options priced at $2.94 which was one hundred ten percent (110%) of the market price effective July 11, 2005 and said options expire after three (3) years, or after thirty (30) days after Dr. Dakas leaves his employ with Samaritan Pharmaceuticals Europe. Dr. Dakas is entitled to health insurance and other benefit programs per Samaritan Pharmaceuticals Europe. The amounts shown in this column cover amounts for the payment of Medicare/Social Security taxes, life insurance premiums and life annuity premiums for the benefit of the particular employee, and the employers matching contribution to the particular employees 401(k).
6) Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of the grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively. Had the Company applied this statement retrospectively, the amount in this column for fiscal year 2005, Eugene Boyle would have been $1,297,831, and Dr. Christos Dakas would have been $14,320; the amount for fiscal year 2004, Dr. Janet Greeson would have been $2,024,871, Eugene Boyle would been $912,069, Dr. Thomas Lang would have been $1,114,625 and George Weaver would have been $5,660. These amounts represent the estimated present value of these stock options at the respective date of grant, calculated using the Black-Scholes option pricing model, based on the following assumptions used in developing the grant valuations: an volatility of 110% for options granted for 2006; an average volatility of 41% for options granted during 2005 and an average volatility of 82% for options granted during 2004; a risk-free interest rate of 5% per year for options granted in 2006, 2005 and 2004; and a dividend yield of 0% for options granted in years 2006, 2005 and 2004. The actual value of the options, if any, realized by an officer will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.
7) The amounts shown in this column cover amounts for the payment of medical and dental insurance, short and long term disability insurance, Medicare/Social Security taxes, car allowances, life insurance premiums, life annuity premiums and accidental death and dismemberment insurance for the benefit of the particular employee, and the employers matching contribution to the particular employees 401(k).
8) We adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, covering our full-time employees located in the United States. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), so that contributions to the 401(k) plan by employees, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan. Under the 401(k) plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of such contribution contributed to the 401(k) plan. The 401(k) plan does permit additional matching contributions to the 401(k) plan by us on behalf of participants in the 401(k).

Grants of Plan-Based Awards

Options to purchase 10,000 shares of the Company's Common Stock were granted under the Option Plan to the executive officers named in the Summary Compensation Table during fiscal 2006. The following table shows the number of options granted and the exercise price per share.


                                             Number of
                                             Securities
                               Grant         Underlying    Exercise or Base
Name                            Date          Options       Price of Option         Expiration Date
--------------------           ----------    -----------   ----------------         ---------------
Dr. Janet R. Greeson            N/A                  -0-                -0-                     -0-
Mr. Eugene J. Boyle             N/A                  -0-                -0-                     -0-
Mr. Thomas Lang                 N/A                  -0-                -0-                     -0-
Dr. Christos Dakas              N/A                  -0-                -0-                     -0-
Mr. George Weaver (1)          12/15/2006         10,000               1.50              12/15/2011

1) In December 2006, the Compensation Committee evaluated George Weaver and awarded 10,000 stock options which vest in equal quarterly installments beginning on March 15, 2007. The Compensation Committee determines the number of stock options granted based upon several factors: (a) level of responsibility,
(b) expected contribution towards our performance and (c) total compensation strategy for mix of base salary, short-term incentives and long-term incentives.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the unexercised options to purchase shares of the Company's Common Stock granted under the Option Plan to the executive officers named in the Summary Compensation Table and held by them at December 31, 2006.

---------------------------- ---------------- ------------------ ------------------ -----------------
                                Number of         Number of
                               Securities        Securities
                               Underlying        Underlying
                               Unexercised       Unexercised                             Option
                                 Options          Options #       Option Exercise   Expiration Date
           Name               # Exercisable     Unexercisable          Price
---------------------------- ---------------- ------------------ ------------------ -----------------
Janet Greeson                        255,369         -0-               3.48         12/31/2011
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     255,369         -0-               3.48         01/02/2012
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     296,614         -0-               3.48         04/25/2012
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     430,373         -0-               3.48         01/15/2013
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     467,892         -0-               2.04         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     241,035         -0-               3.48         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
Eugene Boyle                         127,685         -0-               3.48         12/31/2011
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     127,684         -0-               3.48         01/02/2012
---------------------------- ---------------- ------------------ ------------------ -----------------
                                      74,154         -0-               3.48         04/25/2012
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     215,187         -0-               3.48         01/15/2013
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     265,015         -0-               2.04         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
                                      89,450         -0-               3.48         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     440,182         -0-               5.58         01/05/2015
---------------------------- ---------------- ------------------ ------------------ -----------------
Thomas Lang                            4,167         -0-               3.00         10/09/2008
---------------------------- ---------------- ------------------ ------------------ -----------------
                                      10,000       10,000              6.48         06/01/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
                                      16,667         -0-               6.00         06/01/2007
---------------------------- ---------------- ------------------ ------------------ -----------------
Christos Dakas                        16,667         -0-               2.94         07/11/2008
---------------------------- ---------------- ------------------ ------------------ -----------------
George Weaver                          8,334         -0-               2.04         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------

 This table reflects post reverse stock split numbers.

Option Exercises and Stock Vested

The following table sets forth information with respect to the option exercises and stock vested as of December 31, 2006:

-------------------- ------------------------------------------- -------------------------------------
 Name of Executive
      Officer                      Option Awards                             Stock Awards
-------------------- ------------------------------------------- -------------------------------------

                                                                    Number of
                                               Number of Shares       Shares
                        Number of Shares          Acquired On        Acquired       Value Realized on
                      Acquired On Exercise         Exercise         on Vesting          Exercise
                                #                     #                 $                  $
-------------------- ------------------------ ------------------ ----------------- -------------------
Janet Greeson                  -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------
Eugene Boyle                   -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------
Thomas Lang                    -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------
Christos Dakas                 -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------
George Weaver                  -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------

Retirement Plan Potential Annual Payments and Benefits

None of our named executives participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee, which is solely comprised of "outside directors" as defined for purposes of Section 162(m) of the Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

The Company has established "Rabbi Trust" agreements for the benefit of select management and highly-compensated employees and has appointed a trustee that is a non-director and officer providing for the payment out of the assets of the Rabbi Trust agreements accrued under the Company's various employment agreements and other employment arrangements as the Company may specify from time to time. The Rabbi Trust agreements would become irrevocable upon a change of control of Samaritan. The Company may make contributions to the Rabbi Trust agreements from time to time, and additional funding may be required upon a change of control. To the extent funded, the Rabbi Trust agreements are to be used, subject to their terms and to the claims of the Company's general creditors in specified circumstances, to make payments under the terms of the benefit plans, employment agreements and other employment arrangements as the Company may specify from time to time. To date, only restricted shares have been deferred into the nonqualified deferred compensation plan, thus the plan will be settled in restricted shares.

-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
                               Executive         Registrant        Aggregate        Aggregate           Aggregate
                           Contributions in   Contributions in    Earnings in      Withdrawals/      Balance at Last
                                Last FY            Last FY          Last FY     Distributions (3)        FYE (4)
          Name                     $                  $                $                $                   $
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
Janet Greeson (1)                 -0-                -0-              -0-            540,000            1,952,687
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
Eugene Boyle (1)                  -0-                -0-              -0-              -0-              2,189,289
Thomas Lang (1)                   -0-                -0-              -0-              -0-                 -0-
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
Christos Dakas                    -0-                -0-              -0-              -0-                 -0-
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
George Weaver (1)                 -0-                -0-              -0-              -0-               189,025
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
Doug Bessert (1), (2)             -0-                -0-              -0-            231,081             835,800
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------

1) As of August 15, 2007, the Company has issued 3,806,652 shares into the Rabbi Trust with the following credit allocation: Dr. Janet Greeson 1,549,752; Mr. Eugene J. Boyle 1,737,531; Dr. Vassilios Papadopoulos 249,641; Mr. George Weaver 150,020; Mr. Welter "Budd" Holden 86,373; Ms. Cynthia C. Thompson 16,667; Mr. H. Thomas Winn 13,334; and Dr. Erasto R. C. Saldi 3,334.
2) In February 2004, Doug Bessert, left the Company for personal reasons and resigned as a Member of the Board of Directors on June 12, 2007. Under his agreement, a voluntary resignation entitles him to retain all benefits which vested prior to his voluntary resignation in accordance with the rules and procedures then in effect with respect to vesting.
3) The $1.62 price per share of the Company's securities is the closing market price as of October 17, 2006.
4) The $1.26 price per share of the Company's securities is the closing market price as of December 29, 2006.

Discussion of Director Compensation

Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a grant of a non-qualified stock option to purchase 1,667 shares of our Common Stock, annually as compensation for his or her services as a member of the Board. Non-employee directors receive no additional fee for meetings of the Board attended in person by such director or for each telephone meeting in which such director participates. Non-employee directors who serve on a committee of the Board receive a grant of a non-qualified stock option to purchase 1,667 shares of our Common Stock, annually as compensation for his or her services as a member of such committee. Chairmen of the committees receive a grant of a non-qualified stock options to purchase 3,334 shares of our Common Stock annually as compensation for his or her services as a chairman of such committee. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacities as directors of the Company.

The following director compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of each member of the Board of the Company except the Chief Executive Officer, Dr. Janet Greeson, and Chief Financial Officer, Mr. Eugene Boyle, who receive no additional compensation in their individual capacity as Board members:

Director Compensation Table
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
                                Fees
                              Earned or                                 Non-Stock
                               Paid in       Stock       Option       Incentive Plan        All Other
Name                            Cash        Awards      Awards(1)      Compensation        Compensation           Total
                                  $           $            $                $                   $                   $
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Thomas Winn                      -0-         -0-         16,240            -0-                 -0-                16,240
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Cynthia Thompson                 -0-         -0-         24,360            -0-                 -0-                24,360
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Welter "Budd" Holden             -0-         -0-         16,240            -0-                 -0-                16,240
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Doug Bessert                     -0-         -0-         6,090             -0-                 -0-                6,090
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Erasto Saldi                     -0-         -0-         16,240            -0-                 -0-                16,240
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Laurent Lecanu                   -0-         -0-         16,240            -0-                 -0-                16,240
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------

1) Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation represents the estimated present value of these stock options at the respective date of grant, calculated using the Black-Scholes option pricing model, based on the following assumptions used in developing the grant valuations an volatility of 98% for options granted; a risk-free interest rate of 5% per year for options; and a dividend yield of 0% for options granted in years 2006. The actual value of the options, if any, realized by an officer will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

Change of Control Plan

On May 30, 2006 the Board approved and adopted the Change in Control Severance Plan for Certain Covered Executives and Employees of Samaritan Pharmaceuticals (the "Change in Control Plan"), effective May 30, 2006. The Change in Control Plan is intended to help avoid the loss and distraction of certain key employees of the Company in the event of a change in control. The Plan has an initial term of three (3) years with automatic three-year extensions, unless terminated by the Board at least six (6) months prior to the end of the then current term.

The Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Senior Vice Presidents, Vice Presidents, and Directors are eligible to participate in the Change in Control Plan, and the Board may designate other employees of the Company as Plan participants. The Company shall pay or cause to be paid to the participant a cash severance calculated based on a multiplier of four (4) months of base salary for every year of service up to maximum in of either twenty four (24) months or thirty six (36) months depending on the participants job title or job category. The severance amount equals the applicable multiplier times the sum of (A) the participant's highest annual rate of base salary as reported on the participant's W-2 for employee or on the participant's 1099 for directors within the thirty six (36) month period immediately preceding the effective date of the change in control and (B) the participant's maximum annual target bonus in effect upon the date of the change in control under the Company's bonus plan or the Participant's actual earned commission incentive for the last two quarters, which will be annualized, prior to the change in Control, not to exceed the target at 100% of achievement as defined in the Company's Sales Incentive Plan in effect upon the date of the change in control.

The Change in Control Plan provides that, if, within three years following a "change in control" (as defined in the Change in Control Plan), a Participant's employment is terminated by the Company without "cause" (as defined in the Change in Control Plan) or by the Participant for "good reason" (as defined in the Change in Control Plan), the Participant is eligible for severance benefits equal to a multiple of the sum of the Participant's base salary and the higher of the Participant's target bonus opportunity during the year in which the change in control occurs or his or her target bonus opportunity following the change in control. Each Participant will also receive his or her salary through the date of termination, a pro rata target bonus payment for the year in which the termination occurs, a pro rata long-term incentive payment to the extent provided in the Company's Long Term Incentive Plan, and any earned but unpaid long-term incentive payments or annual bonuses. In the event that a Participant becomes subject to an excise tax under section 280G of the Internal Revenue Code of 1986, as amended, the Participant will generally be entitled to receive an additional amount such that the Participant is placed in the same after-tax position as if no excise tax had been imposed. The Change in Control Plan may be amended by the Board at any time, except that no amendment that adversely affects the rights or potential rights of a Participant will be effective in the event that a change in control occurs within three (3) year of such amendment.

In the event the named executive officers were terminated without "cause" or they terminated their employment for "good reason" following a change of control, the named executive officers would receive the following severance payments (based on current salary rates, the average bonuses of the named executive officers for the last three fiscal years as the highest bonus and additional retirement benefits). Assuming the employment of our executive officers were to be terminated without cause (whether through constructive termination or otherwise) on December 31, 2006, the following individuals would be entitled to payments in the amounts set forth: Dr. Janet Greeson, $1,286,496; Eugene Boyle, $643,248; Dr. Thomas Lang, $244,970; Dr. Christos Dakas, $68,037; and George Weaver, $130,731. The foregoing does not include any amounts that would be payable under the "gross-up" provisions of the change of control employment agreements, or any amounts attributable to the accelerated vesting of equity awards upon a change of control.

Equity Compensation Plan Information

                                                                           Number Of
                                                                          Securities To       Weighted
                                                                          Be Issued Upon       Average
                                                                           Exercise Of      Exercise Price
                                                                           Outstanding      Of Outstanding      Number Of
                                                                             Options,          Options,         Securities
                                                                           Warrants And        Warrants       Remaining For
Name Of Plan                                                                 Rights           And Rights      FutureIssuance

----------------------------------------------------------------        ----------------- ----------------  -------------------
Equity compensation plans approved by security holders (1) (2)              4,286,443             $3.72           3,546,216

Equity compensation plans not approved by security holders (3)              4,849,149             $1.62               0
                                                                        ----------------- ----------------  -------------------
Total                                                                       9,135,593                             3,546,216
                                                                        =================                   ===================

1) The Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan was filed as Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB, as filed with the SEC on August 16, 2004.
2) The Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan was filed with the SEC on Schedule 14A as filed with the SEC on April 29, 2005.
3) The Company has entered into "Rabbi Trust" agreements to fund deferred compensation benefits, with an institutional trustee providing for the payment out of the assets of the trusts of benefits accrued under our various benefit plans, employment agreements and other employment arrangements as the Company specifies from time to time. To the extent not already irrevocable, the trusts would become irrevocable upon a change of control of the Company. The Company may contribute to the trusts from time to time, and additional funding could be required upon a change of control. The Rabbi Trust agreements are subject to their terms and to the claims of our general creditors in specified circumstances, to make payments under the terms of the benefit plans, employment agreements and other employment arrangements from time to times specified by the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Options to purchase shares of the our Common Stock that are exercisable within sixty (60) days of August 15, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 27,711,200 shares of Common Stock outstanding as of August 15, 2007.

The following table sets forth information we know with respect to the beneficial ownership of our Common Stock as of August 15, 2007, for each person or group of affiliated persons, whom we know to beneficially own more than 5% of our Common Stock. The table also sets forth such information for our directors and executive officers, individually and as a group. The address for each listed stockholder is: c/o Samaritan Pharmaceuticals, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109.


                                                                                                     Percentage of
                                                                                  Total Number of       Total
                                                  Number of        Number of        Options and    Number of Shares
                                                   Shares           Options            Shares        and Options
                                                Beneficially      Beneficially      Beneficially      Beneficially
Beneficial Owner                                   Owned             Owned            Owned (1)          Owned
--------------------------------------        ---------------    --------------   --------------  -----------------
Dr. Janet R. Greeson                                1,074,607         1,946,651        3,021,258       10.9%
Mr. Eugene J. Boyle                                   334,518         1,339,353        1,673,871         6%
Dr. Thomas Lang                                        17,858           220,834          238,692         *
Ms. Kristi C. Eads                                     57,500            10,000           67,500         *
Mr. George Weaver                                         -0-            18,334           18,334         *
Dr. Laurent Lecanu                                      8,334            13,334           21,668         *
Mr. Douglas D. Bessert                                809,310             5,000          814,310        2.9%
Dr. Erasto R.C. Saldi                                   7,730            13,334           21,064         *
Mr. Welter "Budd" Holden                              439,192            13,334          452,526        1.6%
Mr. H. Thomas Winn                                     16,667            13,334           30,001         *
Ms. Cynthia C. Thompson                               123,926            20,000          143,926         *
All Executive officers and directors
   as a group (eleven persons)                      2,889,642         3,613,508        6,503,150       21.4%
Dr. Vassilios Papadopoulos (2)                         16,667           291,667          308,334        1.1%
Dr. Christos Dakas (3)                                    -0-            16,667           16,667         *


                                                                                                        *Less than one percent (1%)

1) If an officer or director had previously elected to exercise options or deferred compensation through a program that involves the crediting of deferred shares of the Company's Common Stock held pursuant to the Trust under Samaritan Pharmaceuticals, Inc. Executive Benefit Plan (the "Rabbi Trust") for distribution to the executive after termination of employment, the shares were excluded from the above calculation. As of August 15, 2007, the Company has issued 3,806,652 shares into the Rabbi Trust with the following credit allocation: Dr. Janet Greeson 1,549,752; Mr. Eugene J. Boyle 1,737,531; Dr. Vassilios Papadopoulos 249,641; Mr. George Weaver 150,020; Mr. Welter "Budd" Holden 86,373; Ms. Cynthia C. Thompson 16,667; Mr. H. Thomas Winn 13,334; and Dr. Erasto R. C. Saldi 3,334.
2) Dr. Vassilios Papadopoulos is a key consultant for the Company and a former officer and director. 3) Dr. Christos Dakas is an executive of our subsidiary, Samaritan Europe.

                        TRANSACTIONS WITH RELATED PARTIES

Policies and Procedures for Approval of Related Person Transactions

Our policy and procedures with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, is that such transaction is consummated only if the Audit Committee approves or ratifies such transaction; the disinterested members of the Board approves or ratifies such transaction; or the transaction involves compensation approved or ratified by the Compensation Committee..

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

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and officers, indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a director or officer or served at our request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Nevada law.) An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Samaritan Pharmaceuticals, except to the extent Nevada law shall permit broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by Samaritan Pharmaceutical's Certificate of Incorporation and by Nevada law.

                                     GENERAL

The Board knows of no other business, which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that the proxies be returned promptly and that your shares are represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Board or the individual director, c/o Samaritan Pharmaceuticals, 101 Convention Center Drive, Suite 310, Las Vegas, NV 89109. Any such communication must state the number of shares of Common Stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed an Annual Report on Form 10-K/A for the fiscal year ending December 31, 2006, with the SEC. You may obtain, free of charge, a copy of the Annual Report by writing to our Corporate Secretary, Ms. Kristi Eads,
c/o Samaritan Pharmaceuticals, Inc., 101 Convention Center Drive, Suite 310,
Las Vegas, Nevada 89109. Our Annual Report is also available through our website at www.samaritanpharma.com.



The form of Proxy is attached as Appendix A to this Proxy Statement.

By Order of The Board of Directors


                                                          /s/ Dr. Janet Greeson,
                                                       -------------------------
                                                               Dr. Janet Greeson
                                                           Chairman of the Board
                                                         Chief Executive Officer

Dated: August 31, 2007
Las Vegas, Nevada


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

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

                                   Appendix A

               Proxy Solicited on Behalf of the Board of Directors
      Of Samaritan Pharmaceuticals, Inc. the Annual Meeting of Stockholders
                  To Be Held At 10:00 A.M. On October 23, 2007

The shareholder of Samaritan Pharmaceuticals, Inc. by signing this card hereby appoints Dianne Thompson proxies for this card, with full power of substitution, to vote on behalf of the shares of Common Stock of Samaritan Pharmaceutical, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held on October 16, 2007, at 10:00 a.m. at the offices of Samaritan Therapeutics, 1000 de la Gauchetiere West, Suite 2400, Montreal, Quebec H3B 4W5 and any adjournments thereof. This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1, 2, and 3.


Reverse side

           THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE.



























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

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1. Election of Directors:

[ ] FOR nominees listed below except as marked to the contrary below

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Janet Greeson, Ph.D., Welter "Budd" Holden, Erasto Saldi, M.D., and Julio L. Garcia, M.D. and : TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW:

2. To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock;
[  ] FOR [  ] AGAINST [  ] ABSTAIN

3. Ratification of Sherb & Co. as independent auditors.
[ ] FOR [ ] AGAINST [ ] ABSTAIN

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return this proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS, FOR THE PROPOSALS TO APPROVE THE AMENDMENTS TO THE ARTICLES OF INCORPORATION, , and RATIFICATION OF SHERB & CO. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


                                DATED:__________________________________________

                                ________________________________________________
                                                 (Print Full Name of Stockholder

                                ________________________________________________
                                                      (Signature of Stockholder)

                                ________________________________________________
                                                     (Signature if held jointly)

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

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